SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2007

General DataComm Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8086	06-0853856
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Rubber Avenue, Naugatuck CT		06770
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events

On October 11, 2007, the Board of Directors and Stock Option Committee of the Board of Directors granted stock options pursuant to the Corporation’s 2005 Stock and Bonus Plan (“Plan”) to purchase 312,900 shares of Common Stock at 25 cents per share, including grants of 30,000 shares to Aletta Richards and John L. Segall, Directors, William G. Henry, Vice President, Finance and Administration and Principal Financial Officer, and George Gray, Vice President, Operations and Chief Technology Officer, and an aggregate of 192,900 of such options to all of its employees other than its officers and directors. The Committee also granted to Howard S. Modlin, Chairman and Chief Executive Officer, a stock option with terms similar to options granted under the Plan to purchase 551,121 shares at 27½ cents a share. All such options vest in increments of 20% one, two, three, four and five years after grant and expire ten years after grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc.
(Registrant)

By: /S/ William G. Henry
William G. Henry
Vice President and Principal Financial Officer

October 16, 2007